As filed with the Securities and Exchange Commission on March 14, 2006



                                              Securities Act File No. 333-127871


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________
                                 Amendment No. 6
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________
                     NORTH AMERICAN INSURANCE LEADERS, INC.
             (Exact name of registrant as specified in its charter)


               Delaware                                  6770                               20-3284412
     (State or other jurisdiction            (Primary Standard Industrial                (I.R.S. Employer
           of incorporation)                 Classification Code Number)              Identification Number)

                                            885 Third Avenue, 31st Floor
                                                 New York, NY 10022
                                                   (212) 319-9407

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               William R. de Jonge
                                    President
                     North American Insurance Leaders, Inc.
                          885 Third Avenue, 31st Floor
                               New York, NY 10022
                                 (212) 319-9407

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                   Copies to:
          Thomas J. Friedmann                        Ann F. Chamberlain
         Shearman & Sterling LLP                      Floyd I. Wittlin
     801 Pennsylvania Avenue, N.W.                  Bingham McCutchen LLP
      Washington, D.C. 20004-2604                     399 Park Avenue
           (202) 508-8000                            New York, NY 10022-4689
       (202) 508-8100 - Facsimile                       (212) 705-7000
                                                   (212) 752-5378 - Facsimile
                          ----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
                          ----------------------------
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: |_|

                          ----------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                EXPLANATORY NOTE


     The purpose of this pre-effective Amendment No. 6 to the Registration Statement on Form S-1 is solely to file certain exhibits. No changes have been made to the prospectus that forms Part I of this Registration Statement and, accordingly, such prospectus has been omitted.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

         The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount) will be as follows:

Legal Fees and Expenses......................................... $   450,000
Miscellaneous (1)...............................................      88,500
Printing Expenses...............................................      20,000
Accounting Fees and Expenses....................................      43,000
SEC Registration Fees...........................................      42,000
NASD Filing Fees................................................      36,500
AMEX Initial Listing Fees.......................................      65,000
                                                                 -----------
         Total.................................................. $   745,000
                                                                 ===========
---------------------------


(1) Miscellaneous expenses include the reimbursement of our directors and officers for out-of-pocket expenses incurred in connection with this offering.


Item 14.  Indemnification of Directors and Officers.

         Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL.
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.


"Section 145. Indemnification of officers, directors, employees and agents; insurance.

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Section 2(a) of Article IX of our amended and restated certificate of incorporation provides:

         "The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful."

         Article VIII of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with
Section 145 of the DGCL.

         Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter, and the underwriter has agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.  Recent Sales of Unregistered Securities.

         (a) Since inception on August 8, 2005, we have sold the following shares of common stock without registration under the Securities Act:

Stockholders (1)(2)(3)(4)                                                                      Number of Shares
------------                                                                                   ----------------

Katherine Alice Levine Trust (5)                                                                     216,163
Sarah F. Levine Trust (5)                                                                            216,163
William R. Levine Trust (5)                                                                          216,163
David A. Levine Trust (5)                                                                            216,163
William R. de Jonge (6)                                                                              878,031
Henrietta Clare de Jonge Trust                                                                       220,313
Paula S. Butler (6)                                                                                  873,343
Margaux Smith Butler                                                                                  75,000
Nina Simmons Butler                                                                                   75,000
Mark Johnston Butler                                                                                  75,000
Pickering/Lauricella Revocable Trust (6)(7)                                                          873,343
Nicolas P. Lauricella 2005 Irrevocable Trust (7)                                                      75,000
Natalia P. Lauricella 2005 Irrevocable Trust (7)                                                      75,000
Michael P. Lauricella 2005 Irrevocable Trust (7)                                                      75,000
Laurence N. Strenger, a Corporation (8)                                                              514,118
E. Miles Prentice, III (9)                                                                            13,700
                                                                                                   ---------
                                                                                    Total:         4,687,500

------------------------

(1) The shares were issued on August 16, 2005 in connection with our organization pursuant to the exemption from registration contained in
     Section 4(2) of the Securities Act. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.0053 per share. No underwriting discounts or commissions were paid with respect to the sales.

(2) Unless otherwise noted, the business address of each of the following persons is c/o North American Insurance Leaders, Inc., 885 Third Avenue, 31st Floor, New York, New York 10022.

(3) Each of the directors and officers, their designees and/or the trustees of their designees has sole voting and investment authority over the shares, subject to the terms of a letter agreement among us, CRT Capital Group LLC and each of the directors and officers, their designees and/or trustees of their designees. Each of the directors and officers, their designees and/or trustees of their designees has agreed to hold and vote the shares of common stock in accordance with the terms of the letter agreement.

(4) Our outstanding common stock will undergo a stock split through a stock dividend, and our existing stockholders will receive an additional 468,750 shares prior to the offering. We have a right to purchase up to 468,750 shares of common stock from our existing stockholders in the event that CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. We have agreed with CRT Capital Group LLC to exercise this right if, and to the extent, CRT Capital Group LLC does not exercise all or a portion of its over-allotment option. This right is exercisable for the 20-day period following the earlier to occur of the expiration or termination of the underwriter's option to purchase up to 1,875,000 additional units to cover over-allotments or the exercise in full by the underwriter of such option. The price for each share pursuant to this right is $0.007 per share, the price at which our existing stockholders purchased their shares of common stock. In accordance with our agreement with CRT Capital Group LLC, we will exercise this right to purchase shares only in an amount sufficient to cause the existing stockholders to maintain control over 20% of our outstanding shares after giving effect to the offering and the exercise, if any, of the underwriter's over-allotment option.

(5) In November 2005, this existing stockholder sold 634 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.


(6) In November 2005, this existing stockholder sold 3,219 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share. The address for Ms. Butler is 34 1/2 Beacon Street, Boston, MA 02108.


(7) The address for the Trust is 475 Gate Five Road, Suite 320, Sausalito, CA 94965.

(8) In November 2005, this existing stockholder sold 1,507 shares of common stock to Mr. Prentice at an average purchase price of approximately $0.0053 per share.

(9) In November 2005, Mr. Prentice purchased from certain existing stockholders an aggregate of 13,700 shares at an average purchase price of approximately $0.0053 per share. The address for Mr. Prentice is c/o Eaton & Van Winkle LLP, 3 Park Avenue, 16th Floor, New York, NY 10016.

         Prior to the offering, the Company plans to effect a two-for-three reverse stock split. Following this reverse stock split, there were 3,125,000 shares of common stock outstanding.

Item 16.  Exhibits and Financial Statement Schedules.

         (a) The following exhibits are filed as part of this Registration
Statement:

  Exhibit No.    Description
  -----------    -----------


     1.1         Form of Underwriting Agreement
     3.1         Form of Amended and Restated Certificate of Incorporation
     3.2         Form of Amended and Restated By-laws
     4.1*        Specimen Unit Certificate
     4.2*        Specimen Common Stock Certificate
     4.3*        Specimen Warrant Certificate
     4.4         Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant
     4.5         Form of Purchase Option between CRT Capital Group LLC and the Registrant 5.1** Opinion of Shearman & Sterling LLP
     4.6         Specimen D&O Right Certificate
     5.1         Opinion of Shearman & Sterling LLP
    10.1*        Promissory Note issued by the Registrant to Scott A. Levine
    10.2*        Promissory Note issued by the Registrant to William R. de Jonge
    10.3*        Promissory Note issued by the Registrant to Paula S. Butler
    10.4*        Promissory Note issued by the Registrant to Francis E. Lauricella, Jr.
    10.5*        Promissory Note issued by the Registrant to Laurence N. Strenger
    10.6         Form of Letter Agreement among CRT Capital Group LLC, the Registrant and each of our directors and officers
    10.7         Form of Letter Agreement between CRT Capital Group LLC, the Registrant and each of the non-management existing stockholders
    10.8         Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
    10.9         Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant
    10.10        Form of Share Purchase & Sale, D&O Rights and Company Call Right Agreement among the
                 Registrant and our directors and officers
    10.11*       Form of Stock Escrow Agreement between the Registrant and JPMorgan Chase Bank, NA
    10.12        Form of Office Administration Agreement between the Registrant and Ampton Investments, Inc.
    10.13*       Form of Transfer Agent Services Agreement between Mellon Investor Services LLC and the
                 Registrant
    14.1*        Code of Ethics
    23.1*        Consent of BDO Seidman, LLP
    23.2         Consent of Shearman & Sterling LLP (incorporated by reference from Exhibit 5.1)
    24.1*        Power of Attorney


---------------------

*        Previously filed.

         (b) Financial Statement Schedules.


All schedules have been omitted because they are either inapplicable or the required information has been given in the financial statements or the notes thereto.

Item 17.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent less than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, and State of New York, on the 14th day of March, 2006.


                                        NORTH AMERICAN INSURANCE LEADERS, INC.

                                          By: /s/ William R. de Jonge
                                              --------------------------------
                                              William R. de Jonge
                                              President



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.


Signature                           Title                                                    Date
---------                           -----                                                    ----

              *                     Chairman of the Board                                    March 14, 2006
-----------------------------
Scott A. Levine

/s/ William R. de Jonge             President and Director                                   March 14, 2006
-----------------------------       (principal executive officer)
William R. de Jonge

              *                     Executive Vice President                                 March 14, 2006
-----------------------------       (principal financial and accounting officer)
Paula S. Butler

              *                     Executive Vice President and Director                    March 14, 2006
-----------------------------
Francis E. Lauricella, Jr.

              *                     Director                                                 March 14, 2006
-----------------------------
Laurence N. Strenger

              *                     Director                                                 March 14, 2006
-----------------------------
E. Miles Prentice, III



          *By:      /s/ William R. de Jonge
                    ------------------------------
                    Attorney-in-Fact

                                  EXHIBIT INDEX

  Exhibit No.    Description
  -----------    -----------


     1.1         Form of Underwriting Agreement
     3.1         Form of Amended and Restated Certificate of Incorporation
     3.2         Form of Amended and Restated By-laws
     4.1*        Specimen Unit Certificate
     4.2*        Specimen Common Stock Certificate
     4.3*        Specimen Warrant Certificate
     4.4         Form of Warrant Agreement between Mellon Investor Services LLC and the Registrant
     4.5         Form of Purchase Option between CRT Capital Group LLC and the Registrant
     4.6         Specimen D&O Right Certificate
     5.1         Opinion of Shearman & Sterling LLP
    10.1*        Promissory Note issued by the Registrant to Scott A. Levine
    10.2*        Promissory Note issued by the Registrant to William R. de Jonge
    10.3*        Promissory Note issued by the Registrant to Paula S. Butler
    10.4*        Promissory Note issued by the Registrant to Francis E. Lauricella, Jr.
    10.5*        Promissory Note issued by the Registrant to Laurence N. Strenger
    10.6         Form of Letter Agreement among CRT Capital Group LLC, the Registrant and each of our directors and officers
    10.7         Form of Letter Agreement between CRT Capital Group LLC, the Registrant and each of the non-
                 management existing stockholders
    10.8         Form of Registration Rights Agreement among the Registrant and each of the existing stockholders
    10.9         Form of Investment Management Trust Agreement between JPMorgan Chase Bank, NA and the Registrant
    10.10        Form of Share Purchase & Sale, D&O Rights and Company Call Right Agreement among the
                 Registrant and our directors and officers
    10.11*       Form of Stock Escrow Agreement between the Registrant and JPMorgan Chase Bank, NA
    10.12        Form of Office Administration Agreement between the Registrant and Ampton Investments, Inc.
    10.13*       Form of Transfer Agent Services Agreement between Mellon Investor Services LLC and the
                 Registrant
    14.1*        Code of Ethics
    23.1*        Consent of BDO Seidman, LLP
    23.2         Consent of Shearman & Sterling LLP (incorporated by reference from Exhibit 5.1)
    24.1*        Power of Attorney

--------------------




*    Previously filed.